WARREN ROBB
12607-215 Street
Maple Ridge, British Columbia

CONSENT OF AUTHOR

To:	United States Securities and Exchange Commission

I, Warren Robb, P.Geo, do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Geology Report on Goldvale Property” dated September 2006 (the “Technical Report”) and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Goldvale Resources Inc.

I hereby certify that I have read Goldvale’s Form SB-2 and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in the Offering Memorandum, other offering documents, or an Annual Information Form of Goldvale Resources Inc.

I hereby consent to the use of my name as a consultant to the Company.

Dated: November 7, 2007

/s/ Warren Robb
WARREN ROBB